Exhibit 10.26
The Carlyle Group Inc. Amended and Restated
2012 Equity Incentive Plan
Form of Global Performance-Based Restricted Stock Unit Agreement

Participant:	Date of Grant:
Number of PSUs:
1.Grant of PSUs.  The Carlyle Group Inc. (the “Company”) hereby grants the number of performance-based restricted stock units (the “PSUs”) listed above to the Participant
(the “Award”), effective as of [__] (the “Date of Grant”), on the terms and conditions hereinafter set forth in this agreement, including any Appendix hereto, which includes any applicable country-specific provisions (collectively, the “Award Agreement”).  This grant is made pursuant to the terms of The Carlyle Group Inc. Amended and Restated 2012 Equity Incentive Plan (as
amended, modified or supplemented from time to time, the “Plan”), which is incorporated herein by reference and made a part of this Award Agreement.  Each PSU represents the unfunded, unsecured right of the Participant to receive a Share on the delivery date(s) specified in Section 4 hereof.
2.Definitions.  The capitalized terms listed in this Section 2 shall have the meanings set forth below.  Capitalized terms not otherwise defined herein (including in Appendix B) shall have the same meanings as in the Plan.
(a)“Cause” shall mean the determination by the Administrator in its sole discretion that the Participant has (i) engaged in gross negligence or willful misconduct in the performance of the Participant’s duties, (ii) willfully engaged in conduct that the
Participant knows or, based on facts known to the Participant, should know is materially injurious to the Company or any of its Affiliates, (iii) materially breached any material provision of the Participant’s employment agreement or offer letter with the Company or its Affiliates, (iv) breached any Restrictive Covenant Agreement or any other restrictive covenant obligation owed by the Participant to the Company or any of its Affiliates,
including, but not limited to, any restrictions relating to the Participant’s non-
competition, non-solicitation, non-disparagement and/or non-disclosure of confidential or proprietary information, (v) engaged in fraud or other conduct in bad faith that contributed to a financial restatement or irregularity, (vi) been convicted of, or entered a plea bargain or settlement admitting guilt for, fraud, embezzlement, or any other felony under the laws of the United States or of any state or the District of Columbia or any other country or any jurisdiction of any other country (but specifically excluding felonies involving a traffic violation), (vii) been the subject of any order, judicial or administrative, obtained or issued by the U.S. Securities and Exchange Commission
(“SEC”) or similar agency or tribunal of any country, for any securities violation involving insider trading, fraud, misappropriation, dishonesty or willful misconduct
(including, for example, any such order consented to by the Participant in which findings of facts or any legal conclusions establishing liability are neither admitted nor denied), or

(viii) discussed the Company’s (or its Affiliates’) fundraising efforts, or the name of any fund vehicle that has not had a final closing of commitments, to any reporter or representative of any press or other public media.
(b)“Detrimental Activity” shall mean any of the following: (i) a termination of the Participant’s Services for Cause or the Participant engaging in any activity that would be grounds to terminate the Participant’s Services for Cause (whether or not any termination of the Participant’s Services occurs); or (ii) a breach of any Restrictive
Covenant Agreement or any other restrictive covenant obligation owed by the Participant to the Company or any of its Affiliates, including, but not limited to, any restrictions relating to the Participant’s non-competition, non-solicitation, non-disparagement and/or non-disclosure of confidential or proprietary information.
(c) “Earned Tranche” shall refer to a Tranche for which the applicable Stock
Price Hurdle has been achieved in accordance with the terms of this Award Agreement.
All PSUs subject to an Earned Tranche are referred to herein as “Earned PSUs”.
(d) “Performance Period” shall mean the period commencing on, and including, the Date of Grant through and including the [__] anniversary of the Date of
Grant.
(e)“Qualifying Event” shall mean, during the Participant’s Services with the
Company and its Affiliates, the Participant’s death or Disability.
(f)“Restrictive Covenant Agreement” shall mean any agreement (including, without limitation, this Award Agreement), and any attachments or schedules thereto, entered into by and between the Participant and the Company or its Affiliates, pursuant to which the Participant has agreed, among other things, to certain restrictions relating to non-competition (if applicable), non-solicitation, non-disparagement and/or non-
disclosure of confidential or proprietary information, in order to protect the business of the Company and its Affiliates.
(g)“Special Vesting Event” shall mean, during the Participant’s Services with the Company and its Affiliates, the termination of the Participant’s Services by the
Company without Cause (and in the absence of the Participant’s Disability).
3.Vesting.
(a)Vesting – General.  Subject to the Participant’s continued Services with the Company and its Affiliates through each Applicable Vesting Date, the PSUs covered by an Earned Tranche that corresponds to the Applicable Vesting Date shall become vested as of such Applicable Vesting Date.
(b)Vesting – Qualifying Event.  Upon the occurrence of a Qualifying Event prior to the completion of the Performance Period, the Participant shall vest in each
Tranche that became an Earned Tranche prior to the Qualifying Event but for which the

Applicable Vesting Date has not occurred prior to the Qualifying Event.  Any PSUs that are outstanding as of the occurrence of the Qualifying Event and that do not become vested pursuant to this Section 3(b) shall be canceled immediately and the Participant shall automatically forfeit all rights with respect to such PSUs as of the date of such
Qualifying Event.
(c)Vesting – Special Vesting Event.  Subject to the Participant’s execution and delivery of a release of claims in the form provided by the Company (and non-
revocation thereof within the time period set forth therein), upon the occurrence of a
Special Vesting Event prior to the completion of the Performance Period, the Participant shall vest in each Tranche that became an Earned Tranche prior to the Special Vesting
Event but for which the Applicable Vesting Date has not occurred prior to the Special
Vesting Event.  Any PSUs that are outstanding as of the occurrence of the Special
Vesting Event and that do not become vested pursuant to this Section 3(c) shall be canceled immediately and the Participant shall automatically forfeit all rights with respect to such PSUs as of the date of such Special Vesting Event.
(d)Vesting – Terminations.  Except as otherwise set forth in Sections 3(b) or
3(c), in the event the Participant’s Services with the Company and its Affiliates are terminated for any reason, any portion of the Award that has not yet vested pursuant to
Sections 3(a), 3(b) or 3(c) hereof shall be canceled immediately and the Participant shall automatically forfeit all rights with respect to such portion of the Award as of the date of such termination.  For purposes of this provision, the effective date of termination of the
Participant’s Services will be determined in accordance with Section 9(k) hereof.
4.Vesting and Delivery Dates; Transfer Restrictions.
(a)Delivery – General.  The Company shall, on or within thirty (30) days following the Applicable Vesting Date, deliver (or cause to be delivered) to the
Participant the Shares underlying the Earned PSUs that vested on the Applicable Vesting
Date pursuant to Section 3(a).
(b)Delivery – Qualifying Event.  Upon the occurrence of a Qualifying Event, the Company shall, within thirty (30) days following the date of such event, deliver (or cause to be delivered) to the Participant (or the Participant’s estate) the Shares underlying the Earned PSUs that vested on the date of the Qualifying Event pursuant to Section 3(b).
(c)Delivery – Special Vesting Event.  Upon the occurrence of a Special
Vesting Event, the Company shall, on or within sixty (60) days following the date of the
Special Vesting Event, deliver (or cause to be delivered) to the Participant the Shares underlying the PSUs that vested on the date of the Special Vesting Event pursuant to
Section 3(c).
(d)Transfer Restrictions for 30% of Vested Earned PSUs.  Following any
delivery of Shares in respect of vested Earned PSUs in accordance with this Section 4, thirty percent (30)% of such Shares (calculated on a pre-tax basis, determined without regard to any withholding or sale of Shares to cover taxes thereon) must be retained by the Participant and shall not be transferable until the earliest to occur of (i) the third anniversary of the date of delivery of such Shares pursuant to Sections 4(a), 4(b), or 4(c)
or (ii) the first anniversary of the date of the Participant’s termination of Services for any reason.
5.Forfeiture; Clawback.  It is a condition of being granted the PSUs hereunder and receiving the underlying Shares upon satisfaction of the vesting conditions set forth herein that the Participant not engage in any Detrimental Activity. Notwithstanding anything to the contrary herein, if the Administrator determines in its sole discretion that the Participant has engaged in
Detrimental Activity (i) all outstanding PSUs (whether or not vested) shall immediately terminate and be forfeited without consideration upon the date of such determination and no further Shares with respect of the Award shall be delivered to the Participant or to the
Participant’s legal representative, beneficiaries or heirs, (ii) to the extent permitted under applicable law, any Shares that have previously been delivered to the Participant or the
Participant’s legal representative, beneficiaries or heirs pursuant to the Award and which are still held by the Participant or the Participant’s legal representative, or beneficiaries or heirs as of the date of such determination by the Administrator shall also immediately terminate and be forfeited without consideration and (iii) the Administrator may require that the Participant forfeit any proceeds realized within the one (1) year period preceding the date of such determination on the disposition of any Shares received in settlement of the Award, and repay such proceeds to the
Company within thirty (30) days following the Company’s demand therefor.  Without limiting the foregoing, the Award and all Shares issued in respect thereof shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with applicable law and/
or the Company’s clawback and recoupment policies as in effect from time to time.
6.Change in Control.  Notwithstanding anything to the contrary herein, in the event of a Special Vesting Event that occurs within the twenty-four (24) months following a Change in
Control, or after such date that definitive documentation for a sale transaction is entered into but before such transaction has been consummated, 100% of the PSUs granted hereunder which then remain outstanding shall vest (to the extent not previously vested) upon the date of such termination of Services and the Shares underlying such Earned PSUs shall be delivered in accordance with Section 4(c), subject to any required delay pursuant to Section 17 of the Plan.
7.Dividend Equivalent PSUs.  With respect to any cash dividend paid by the
Company with respect to Shares for which the record date occurs while the Award remains outstanding, on the payment date of such dividend the number of PSUs then underlying the
Award shall be increased by a number of additional dividend equivalent PSUs equal to the quotient (rounded down to the nearest whole number of PSUs) of (a) the product of (i) the dollar amount of the cash dividend paid per Share on such date, multiplied by (ii) the number of PSUs that remain outstanding and subject to the Award as of such date, divided by (b) the closing price of a Share on The Nasdaq Global Select Market on such date.  Any such additional dividend equivalents shall be subject to the same terms and conditions, and shall be earned and vested, and be settled or forfeited, in the same manner and at the same time, as the PSUs with respect to which they have been credited. Notwithstanding the foregoing, the Award shall cease to accrue dividend equivalent units upon a termination of the Participant’s Services with the Company and its Affiliates for any reason, even if the Award remains outstanding following such a termination.
8.Adjustments Upon Certain Events.  The Administrator shall make certain substitutions or adjustments to any PSUs subject to this Award Agreement pursuant to Section 9 of the Plan.
9.Nature of Grant.  In accepting the grant, the Participant acknowledges, understands, and agrees that:
(a)the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company, at any time, to the extent permitted by the Plan;
(b)the grant of the PSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of PSUs, or benefits in lieu of PSUs, even if PSUs have been granted in the past;
(c)all decisions with respect to future PSUs or other grants, if any, will be at the sole discretion of the Company;
(d)the granting of the PSUs evidenced by this Award Agreement shall impose no obligation on the Company or any Affiliate to continue the Services of the
Participant and shall not lessen or affect the Company’s or any of its Affiliate’s right to terminate the Services of such Participant;
(e)the Participant is voluntarily participating in the Plan;
(f)the PSUs and the Shares subject to the PSUs, and the income from and value of same, are not intended to replace any pension rights or compensation;
(g)the PSUs and the Shares subject to the PSUs, and the income from and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, holiday pay, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;
(h)the PSUs should in no event be considered as compensation for, or relating in any way to, past services for the Company, the Employer (as defined in
Section 16 of this Award Agreement) or any Affiliate or predecessor;
(i)unless otherwise agreed with the Company, the PSUs and the Shares subject to the PSUs, and the income from and value of same, are not granted as consideration for, or in connection with, the Services Participant may provide as a director of an Affiliate;

(j)the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;
(k) in the event of termination of the Participant’s Services for any reason, except as set forth in Sections 3, 4 or 6 (whether or not later to be found invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any), unless otherwise determined by the Company, the Participant’s right to vest in the PSUs under the Plan, if any, will terminate effective as of the date that the Participant is no longer actively providing
Services and will not be extended by any notice period (e.g., active Services would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Participant is employed, or the terms of the Participant’s employment agreement, if any); the Administrator shall have the exclusive discretion to determine when the Participant is no longer actively providing Services for purposes of the PSUs grant (including whether the Participant may still be considered to be providing Services while on an approved leave of absence); and
(l)in addition to the provisions above in this Section 9, the following provisions apply if the Participant is providing Services outside the United States:
(i)  no claim or entitlement to compensation or damages shall arise from (A) forfeiture of the PSUs resulting from termination of the Participant’s
Services as set forth in Section 3(d) above for any reason (whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the
Participant is employed or the terms of the Participant’s employment agreement, if any), or (B) enforcement of Section 5 of the Award Agreement and/or any applicable recoupment or clawback policy, and in consideration of the grant of the
PSUs, the Participant agrees not to institute any claim against the Company or any
Affiliate;
(ii)  the PSUs and the Shares subject to the PSUs are not part of normal or expected compensation or salary for any purpose; and
(iii)  neither the Company nor any Affiliate shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the
United States Dollar that may affect the value of the PSUs or of any amounts due to the Participant pursuant to the settlement of the PSUs or the subsequent sale of any Shares acquired upon settlement.
10.No Advice Regarding Grant.  The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying Shares.  The
Participant should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

11.Data Privacy Information and Consent.  The Company is located at 1001
Pennsylvania Avenue, NW, Washington, DC 20004 U.S.A. and grants employees of the
Company and its Affiliates PSUs, at the Company’s sole discretion.  If the Participant would like to participate in the Plan, please review the following information about the Company’s data processing practices and declare the Participant’s consent.
(a)Data Collection and Usage: The Company collects, processes and uses personal data of Participants, including name, home address and telephone number, date of birth, social insurance number or other identification number, salary, citizenship, job title, any Shares or directorships held in the Company, and details of all
PSUs, canceled, vested, or outstanding in the Participant’s favor, which the Company receives from the Participant or the Employer.  If the Company offers the Participant a grant of PSUs under the Plan, then the Company will collect the Participant’s personal data for purposes of allocating Shares and implementing, administering and managing the Plan.  The Company’s legal basis for the processing of the Participant’s personal data would be his or her consent.
(b)Stock Plan Administration Service Providers:  The Company transfers participant data to Morgan Stanley, an independent service provider based in the
United States, which assists the Company with the implementation, administration and management of the Plan.  In the future, the Company may select a different service provider and share the Participant’s data with another company that serves in a similar manner.  The Company’s service provider will open an account for the Participant to receive and trade Shares.  The Participant will be asked to agree on separate terms and data processing practices with the service provider, which is a condition to the
Participant’s ability to participate in the Plan.
(c)International Data Transfers:  The Company and its service providers are based in the United States.  If the Participant is outside the United States, the
Participant should note that his or her country has enacted data privacy laws that are different from the United States.  The Company’s legal basis for the transfer of the
Participant’s personal data is his or her consent.
(d)Data Retention:  The Company will use the Participant’s personal data only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan or as required to comply with legal or regulatory obligations, including under tax and security laws.
(e)Voluntariness and Consequences of Consent Denial or Withdrawal:
The Participant’s participation in the Plan and the Participant’s grant of consent is purely voluntary.  The Participant may deny or withdraw his or her consent at any time.  If the Participant does not consent, or if the Participant withdraws his or her consent, the Participant cannot participate in the Plan.  This would not affect the
Participant’s salary as an employee or his or her career; the Participant would merely forfeit the opportunities associated with the Plan.

(f)Data Subject Rights:  The Participant has a number of rights under data privacy laws in his or her country.  Depending on where the Participant is based, the
Participant’s rights may include the right to (i) request access or copies of personal data of the Company processes, (ii) rectification of incorrect data, (iii) deletion of data,
(iv) restrictions on processing, (v) portability of data, (vi) lodge complaints with competent authorities in the Participant’s country, and/or (vii) a list with the names and address of any potential recipients of the Participant’s data.  To receive clarification regarding the Participant’s rights or to exercise the Participant’s rights please contact the Company at The Carlyle Group Inc., 1001 Pennsylvania Avenue,
NW, Washington, DC 20004 U.S.A., Attention: Equity Management.
If the Participant agrees with the data processing practices as described in this notice, please declare the Participant’s consent by clicking the “Accept Award” button on the Morgan
Stanley award acceptance page or signing below.
12.No Rights of a Holder of Shares.  Except as otherwise provided herein, the
Participant shall not have any rights as a holder of Shares until such Shares have been issued or transferred to the Participant.
13.Restrictions.  Any Shares issued or transferred to the Participant or to the
Participant’s beneficiary pursuant to Section 4 of this Award Agreement (including, without limitation, following the Participant’s death or Disability) shall be subject to such stop transfer orders and other restrictions as the Administrator may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such
Shares are listed and any applicable U.S. or non-U.S. federal, state or local laws, and the
Administrator may cause a notation or notations to be put entered into the books and records of the Company to make appropriate reference to such restrictions.  Without limiting the generality of the forgoing, a Participant’s ability to sell or transfer the Shares shall be subject to such trading policies or limitations as the Administrator may, in its sole discretion, impose from time to time on current or former senior professionals, employees, consultants, directors, members, partners or other service providers of the Company or of any of its Affiliates.
14.Transferability.  Unless otherwise determined or approved by the Administrator, no PSUs may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution, and any purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance not permitted by this Section 14 shall be void and unenforceable against the Company or any
Affiliate.
15.Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by fax, or by registered or certified mail
(postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this
Section 15):

(a)  If to the Company, to:
The Carlyle Group Inc.
1001 Pennsylvania Avenue, NW
Washington, DC  20004
Attention: General Counsel
Fax:  (202) 315-3678
(b)  If to the Participant, to the address appearing in the personnel records of the Company or any Affiliate.
16.Withholding.  The Participant acknowledges that he or she may be required to pay to the Company or, if different, an Affiliate that employs the Participant (the “Employer”), and that the Company, the Employer, or any Affiliate shall have the right and are hereby authorized to withhold from any compensation or other amount owing to the Participant, applicable income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items (including taxes that are imposed on the Company or the Employer as a result of the Participant’s participation in the Plan but are deemed by the Company or the
Employer to be an appropriate charge to the Participant) (collectively, “Tax-Related Items”), with respect to any issuance, transfer, or other taxable event under this Award Agreement or under the Plan and to take such action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such Tax-Related Items.  The Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the PSUs, including, but not limited to the grant or vesting of the PSUs and the subsequent sale of Shares acquired upon settlement of the vested Earned PSUs; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the PSUs to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve a particular tax result.
Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the
Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.  Without limiting the foregoing, the Administrator may, from time to time, permit the Participant to make arrangements prior to the Applicable Vesting Date described herein to pay the applicable Tax-Related Items in a manner prescribed by the Administrator prior to the
Applicable Vesting Date; provided that, unless otherwise determined by the Administrator, any such payment or estimate must be received by the Company prior to the Applicable Vesting
Date.  Additionally, the Participant authorizes the Company and/or the Employer to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following methods: (i) withholding from proceeds of the sale of Shares acquired upon settlement of the vested Earned PSUs either through a voluntary sale or through a mandatory sale arranged by the
Company (on the Participant’s behalf pursuant to this authorization); (ii) using a net settlement method whereby the number of Shares that would otherwise be delivered to the Participant upon the settlement of vested Earned PSUs shall be reduced by a number of Shares having a fair market value necessary to satisfy such obligations; or (iii) any other method determined by the
Company to be in compliance with applicable law.  Depending on the withholding method, the

Company and/or the Employer may withhold or account for the Tax-Related Items by considering minimum statutory withholding amounts or other applicable withholding rates in the
Participant’s jurisdiction(s), including maximum applicable rates.  In the event of over-
withholding, the Participant may receive a refund of any over-withheld amount in cash through the Employer’s normal payroll process (with no entitlement to the equivalent in Shares), or if not refunded, the Participant may seek a refund from the applicable tax authorities.  In the event of under-withholding, the Participant may be required to pay additional Tax-Related Items directly to the applicable tax authorities or to the Company and/or the Employer.  The Participant
acknowledges that, regardless of any action taken by the Company, the Employer, or any
Affiliate the ultimate liability for all Tax-Related Items, is and remains the Participant’s responsibility and may exceed the amount, if any, actually withheld by the Company or the
Employer.  The Company may refuse to issue or deliver the Shares or the proceeds from the sale of Shares, if the Participant fails to comply with his or her obligations in connection with the
Tax-Related Items.
17.Choice of Law; Venue.  The interpretation, performance and enforcement of this
Award Agreement shall be governed by the law of the State of New York without regard to its conflict of law provisions.  Any and all disputes, controversies or issues arising out of, concerning or relating to this Award, this Award Agreement or the relationship between the parties evidenced by the Award Agreement, including, without limitation, disputes, controversies or issues arising out of, concerning or relating to the construction, interpretation, breach or enforcement of this Award Agreement, shall be brought exclusively in the courts in the State of
New York, City and County of New York, including the Federal Courts located therein (should
Federal jurisdiction exist).  Each of the parties hereby expressly represents and agrees that it/he/
she is subject to the personal jurisdiction of said courts, irrevocably consents to the personal jurisdiction of such courts; and waives to the fullest extent permitted by law any objection which it/he/she may now or hereafter have that the laying of the venue of any legal lawsuit or proceeding related to such dispute, controversy or issue that is brought in any such court is improper or that such lawsuit or proceeding has been brought in an inconvenient forum.
18.WAIVER OF RIGHT TO JURY TRIAL.  AS SPECIFICALLY BARGAINED
FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS
AWARD AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH
COUNSEL OF ITS/HIS/HER CHOICE), EACH PARTY EXPRESSLY WAIVES THE RIGHT
TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING ARISING OUT OF,
CONCERNING OR RELATING TO THIS AWARD, THIS AWARD AGREEMENT, THE
RELATIONSHIP BETWEEN THE PARTIES EVIDENCED BY THIS AWARD
AGREEMENT AND/OR THE MATTERS CONTEMPLATED THEREBY.
19.Subject to Plan.  By entering into this Award Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan.  All PSUs and
Shares issued or transferred with respect thereof are subject to the Plan.  In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

20.Entire Agreement.  This Award Agreement contains the entire understanding between the parties with respect to the PSUs granted hereunder (including, without limitation, the vesting and delivery schedules and other terms described herein and in each Appendix attached hereto), and hereby replaces and supersedes any prior communication and arrangements between the Participant and the Company or any of its Affiliates with respect to the matters set forth herein and any other pre-existing economic or other arrangements between the Participant and the Company or any of its Affiliates, unless otherwise explicitly provided for in any other agreement that the Participant has entered into with the Company or any of its Affiliates and that is set forth on Appendix A hereto.  Unless set forth on Appendix A hereto, no such other agreement entered into prior to the Date of Grant shall have any effect on the terms of this
Award Agreement.
21.Modifications.  Notwithstanding any provision of this Award Agreement to the contrary, the Company reserves the right to modify the terms and conditions of this Award
Agreement, including, without limitation, the timing or circumstances of the issuance or transfer of Shares to the Participant hereunder, to the extent such modification is determined by the
Company to be necessary to comply with applicable law or preserve the intended deferral of income recognition with respect to the PSUs until the issuance or transfer of Shares hereunder.
22.Signature in Counterparts; Electronic Acceptance.  This Award Agreement may
be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  Alternatively, this Award
Agreement may be granted to and accepted by the Participant electronically (including, without limitation, via DocuSign or through the Morgan Stanley website).
23.Electronic Delivery.  The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means.  The
Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the
Company or a third party designated by the Company.
24.Compliance with Law.  Notwithstanding any other provision of this Award
Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Shares, the Company shall not be required to deliver any
Shares issuable upon settlement of the PSUs prior to the completion of any registration or qualification of the Shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the SEC or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable.  The Participant understands that the Company is under no obligation to register or qualify the Shares with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares.  Further, the Participant agrees that the Company shall have unilateral authority to amend the Plan and the Award Agreement without the Participant’s consent to the extent necessary to comply with securities or other laws applicable to issuance of
Shares.
25.Language.  The Participant acknowledges that he or she is sufficiently proficient in English, or has consulted with an advisor who is sufficiently proficient in English, so as to allow the Participant to understand the terms and conditions of this Award Agreement.
Furthermore, if the Participant has received this Award Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control, unless otherwise explicitly required by applicable law.
26.Severability.  The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
27.Appendix.  Notwithstanding any provisions in this Award Agreement, the PSUs granted herein shall be subject to any additional terms and conditions set forth in each Appendix to this Award Agreement for the Participant’s country.  Moreover, if the Participant relocates to another country, any additional terms and conditions for such country will apply to the
Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons.  Each Appendix hereto constitutes part of this Award Agreement.
28.Imposition of Other Requirements.  The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the PSUs and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
29.Waiver.  The Participant acknowledges that a waiver by the Company of breach of any provision of this Award Agreement shall not operate or be construed as a waiver of any other provision of this Award Agreement, or of any subsequent breach by the Participant or any other participant.
30.Insider Trading Restrictions/Market Abuse Laws.  The Participant acknowledges that, depending on his or her country of residence, or broker’s country of residence, or where the
Shares are listed, Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect the Participant’s ability to directly or indirectly, accept, acquire, sell, or attempt to sell or otherwise dispose of Shares or rights to Shares (e.g., PSUs) under the Plan during such times as Participant is considered to have “inside information” regarding the
Company (as defined by the laws or regulations in applicable jurisdictions or Participant’s country).  Local insider trading laws and regulations may prohibit the cancellation or amendment of orders placed by the Participant before possessing inside information.  Furthermore, the
Participant understands that he or she may be prohibited from (i) disclosing the inside information to any third party, including fellow employees (other than on a “need to know”
basis) and (ii) “tipping” third parties or causing them to otherwise buy or sell securities.  Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy.  The Participant acknowledges that it is his or her responsibility to comply with any applicable restrictions, and the Participant should speak to his or her personal advisor on this matter.
31.Foreign Asset/Account Reporting.  The Participant’s country of residence may have certain foreign asset and/or account reporting requirements which may affect his or her ability to acquire or hold PSUs under the Plan or cash received from participating in the Plan
(including sales proceeds arising from the sale of Shares) in a brokerage or bank account outside the Participant’s country.  The Participant may be required to report such amounts, assets or transactions to the tax or other authorities in his or her country.  The Participant also may be required to repatriate sale proceeds or other funds received as a result of participation in the Plan to the Participant’s country through a designated broker or bank within a certain time after receipt.  The Participant is responsible for ensuring compliance with such regulations and should speak with his or her personal legal advisor regarding this matter.
[Signature Page Follows]
[Signature Page to PSU Award Agreement]
IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement.
THE CARLYLE GROUP INC.
By:___________________________
Name:
Title:
PARTICIPANT
By:___________________________
Name:

APPENDIX B
PERFORMANCE AND VESTING TERMS
The PSUs granted pursuant to this Award Agreement shall be eligible to become earned and to vest pursuant to the terms described in this Appendix B.
Determination of Earned PSUs
Framework
The PSUs shall be eligible to be earned, subject to the terms of the Award Agreement, based on the achievement of the performance conditions described below.  The Award shall be divided into three Tranches as follows:
“First Tranche” means one-third (1/3) of the total number of PSUs subject to the Award, which
PSUs shall be earned upon achievement of the First Stock Price Hurdle.
“Second Tranche” means one-third (1/3) of the total number of PSUs subject to the Award, which PSUs shall be earned upon achievement of the Second Stock Price Hurdle.
“Third Tranche” means one-third (1/3) of the total number of PSUs subject to the Award, which PSUs shall be earned upon achievement of the Third Stock Price Hurdle.
Each of the First Tranche, the Second Tranche, and the Third Tranche, shall be earned upon the attainment of an Average Closing Stock Price equal to the corresponding Stock Price Hurdle set forth below.
Stock Price Hurdles

Tranche	Stock Price Hurdle
First Tranche	$[__] (“First Stock Price Hurdle”)
Second Tranche	$[__] (“Second Stock Price Hurdle”)
Third Tranche	$[__] (“Third Stock Price Hurdle”)
Once a Stock Price Hurdle is achieved, each lower Stock Price Hurdle will be deemed to have been achieved even if an Average Closing Stock Price equal to the lower Stock Price Hurdle has not independently occurred.  Except as otherwise expressly provided in connection with a
Change in Control (as described below), there will be no linear interpolation in measuring achievement of the Stock Price Hurdles and each Tranche shall therefore be earned in full or not at all.  For purposes of illustration and without limitation, if the First Stock Price Hurdle has not been achieved as of the date on which the Average Closing Stock Price equals the Second Stock
Price Hurdle, then as of such date, both the First Tranche and the Second Tranche shall become earned.
Except as otherwise set forth in the Award Agreement, any Earned Tranches will only be eligible to vest on the Applicable Vesting Date.
Any Tranche that has not become an Earned Tranche as of the last day of the Performance Period shall be canceled immediately and the Participant shall automatically forfeit all rights with respect to such PSUs as of the last day of the Performance Period.
Change in Control
As used in this section, “Change in Control” shall mean a transaction described in Section 2(g)(i)
of the Plan, as in effect on the Date of Grant.  Upon the occurrence of a Change in Control during the Performance Period, the Performance Period shall be truncated and shall end on the
CIC Measurement Date and the applicable performance conditions shall be measured as follows:
For each Tranche that has not become an Earned Tranche prior to the Change in Control, the corresponding Stock Price Hurdle shall be measured as of the CIC Measurement Date based on the CIC Price (rather than based on the Average Closing Stock Price).  If the CIC Price is
between two Stock Price Hurdles, the higher Stock Price Hurdle shall be deemed achieved in part based on linear interpolation between the two Stock Price Hurdles, and a corresponding portion of the associated Tranche shall become an Earned Tranche.  For purposes of illustration and without limitation, if the CIC Price is halfway between the Second Stock Price Hurdle and the Third Stock Price Hurdle, then fifty percent (50%) of the Third Tranche will become an
Earned Tranche.  Any whole or partial Tranche for which the Stock Price Hurdle is not achieved as of the CIC Measurement Date shall be canceled immediately and the Participant shall automatically forfeit all rights with respect to such PSUs as of the date of the Change in Control.
Any Tranche that becomes an Earned Tranche as of the CIC Measurement Date shall remain outstanding and subject to the Services-based vesting requirement set forth below.
Vesting Schedule
Earned Tranches shall vest on the Applicable Vesting Date set forth below, subject to the
Participant’s continued Services with the Company and its Affiliates through the Applicable
Vesting Date.  If the Participant’s Services with the Company and its Affiliates terminate for any reason prior to the last Applicable Vesting Date, then, except as otherwise expressly provided in the Award Agreement, the then-outstanding Tranches shall be forfeited.

For the avoidance of doubt, the below Services-based vesting conditions shall continue following a Change in Control that occurs while the Participant is providing Services.

Tranche	Applicable Vesting Date
First Tranche
Later of (i) the [__] anniversary of the Date of Grant and (ii)
the next Regular Vesting Date after the First Stock Price
Hurdle is achieved, subject to the Participant’s continued
Services through such date.

Second Tranche
Later of (i) the [__] anniversary of the Date of Grant and (ii)
the next Regular Vesting Date after the Second Stock Price
Hurdle is achieved, subject to the Participant’s continued
Services through such date.

Third Tranche	The [__] anniversary of the Date of Grant, subject to the Participant’s continued Services through such date.
Certain Defined Terms
“Applicable Vesting Date” has the meaning set forth in the chart under “Vesting Schedule” of this Appendix B.
“Average Closing Stock Price” means the average closing price of a Share on The Nasdaq
Global Select Market over any consecutive period of thirty (30) trading days that both begins and ends during the Performance Period.
“CIC Measurement Date” means the second to last trading day immediately preceding the date on which a Change in Control occurs.
“CIC Price” means the value of the consideration paid for each Share in the Change in Control transaction, with the value of any non-cash consideration determined by the Committee in its discretion.

“Regular Vesting Date” means each of May 1, August 1, November 1, and [__] of each calendar year.
“Stock Price Hurdle” means each of the First Stock Price Hurdle, the Second Stock Price
Hurdle, and the Third Stock Price Hurdle.
“Tranche” means each of the First Tranche, the Second Tranche, and the Third Tranche.